UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2006

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

142 West 57th Street, New York, New York		10019-3300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-887-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 20, 2006, Arbitron Inc. (the "Company") received written notice dated September 20, 2006 of the resignation of Lawrence Perlman as Chairman of the Board of Directors of the Company, effective at the 2007 annual meeting of stockholders. Mr. Perlman indicated to the Company that his decision to retire is the result of his desire to devote additional time to his family and to the pursuit of other personal interests. Mr. Perlman’s resignation was not the result of any disagreement with the Company related to its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

17.1 Resignation Letter of Lawrence Perlman dated September 20, 2006

99.1 Press Release of Arbitron Inc. dated September 22, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

September 25, 2006	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Legal and Business Affairs and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

17.1	Resignation Letter of Lawrence Perlman dated September 20, 2006
99.1	Press Release of Arbitron Inc. dated September 22, 2006